Exhibit 16.1

November 13, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Orchard Therapeutics plc on Form 6-K (copy attached), which we understand will be filed with the Securities and Exchange Commission as part of a Report of Foreign Private Issuer on Form 6-K dated November 13, 2019. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Reading

United Kingdom

Attachment

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